Exhibit 99.2

Evolve Reports New Employment Inducement Awards Under NYSE American Listing Rules

HOUSTON, TX, November 4, 2021 — Evolve Transition Infrastructure LP (“Evolve”) (NYSE American: SNMP), a publicly traded limited partnership focused on the acquisition, development and ownership of infrastructure critical to the transition of energy supply to lower carbon sources, today reported, as required by Section 711(a) of the NYSE American Company Guide (the “Company Guide”), equity inducement awards to each of Randall Gibbs, Mike Keuss, and Jonathan Hartigan.

Messrs. Gibbs, Keuss, and Hartigan will accept employment with Evolve Transition Infrastructure GP LLC, the sole general partner of Evolve (the “General Partner”), effective November 3, 2021. Effective December 1, 2021, Mr. Gibbs will serve as the new Chief Executive Officer of the General Partner, Mr. Keuss will serve as the new President and Chief Operating Officer of the General Partner, and Mr. Hartigan will serve as the new President and Chief Investment Officer of the General Partner. The Inducement Awards (as defined below) will have a grant date of November 3, 2021 (the “Grant Date”), and will be granted to Messrs. Gibbs, Keuss, and Hartigan pursuant to the Evolve Transition Infrastructure LP 2021 Equity Inducement Award Plan (the “Inducement Plan”). The Inducement Plan was approved by the Board of Directors (the “Board”) of the General Partner, under Rule 711(a) and the other relevant rules of the Company Guide for equity grants, to induce new employees to accept employment with the General Partner.

Messrs. Gibbs, Keuss, and Hartigan currently serve as the Chief Executive Officer, President, and Executive Vice President and Chief Financial Officer, respectively, of HOBO Renewable Diesel, LLC (“HOBO”), a renewable fuel project developer. As separately announced today, Evolve and HOBO have entered into a Framework Agreement (the “Framework Agreement”), pursuant to which Evolve will fund the construction of HOBO’s initial project that is expected to produce more than 120 million gallons of renewable fuels annually (the “Fuels Project”).

As an inducement material to each of Messrs. Gibbs, Keuss, and Hartigan accepting employment with the General Partner, and in accordance with Rule 711(a) of the Company Guide, the independent directors of the Board approved grants of 5,755,056 restricted common units representing limited partner interests in Evolve (“Restricted Units”) to each of Messrs. Gibbs and Keuss, and a grant of 2,589,888 Restricted Units to Mr. Hartigan (collectively, the “Inducement Awards”).

The Inducement Awards vest in three separate tranches if certain performance conditions are satisfied, subject to the recipient’s continued qualification as an Eligible Person (as defined in the Inducement Plan) until the time each tranche vests (or if applicable, until the time of the recipient’s termination without cause or death). With respect to each tranche there is a primary vesting schedule which is tied to satisfaction of certain conditions set forth in the Framework Agreement and an alternative vesting schedule that may apply upon satisfaction of certain performance metrics relating to total unitholder return.

The first tranche is comprised of 3,000,000 Restricted Units (1,224,480 Restricted Units for each of Messrs. Gibbs and Keuss and 551,040 Restricted Units for Mr. Hartigan) and vests upon the occurrence of the Offtake Condition (as defined in the Framework Agreement) for the Fuels Project within seven years of the Grant Date, which includes, among other things, execution of offtake agreements covering at least 70% of the Fuels Project’s estimated capacity. Alternatively, the first tranche may become vested if Evolve achieves a total unitholder return of 150% for 60 consecutive days during the period commencing on the Grant Date and ending on December 31, 2023.

The second tranche is comprised of 5,550,000 Restricted Units (2,265,288 Restricted Units for each of Messrs. Gibbs and Keuss and 1,019,424 Restricted Units for Mr. Hartigan) and vests upon the occurrence of Financial Close (as defined in the Framework Agreement) for the Fuels Project within seven years of the Grant Date, which includes, among other things, satisfaction of certain conditions precedent required in the Framework Agreement. Alternatively, the second tranche may become vested if Evolve achieves a total unitholder return of 200% for 60 consecutive days during the period commencing on January 1, 2023 and ending on December 31, 2024.

The third tranche is also comprised of 5,550,000 Restricted Units (2,265,288 Restricted Units for each of Messrs. Gibbs and Keuss and 1,019,424 Restricted Units for Mr. Hartigan) and vests upon the occurrence of Commercial Operation (as defined in the Framework Agreement) for the Fuels Project within seven years of the Grant Date, which includes, among other things, completion of any performance tests required by any contract entered into in connection with the Fuels Project, completion of all work under the construction contracts covering the full scope of the Fuels Project, and the occurrence of the commercial operations or similar requirement under any project financing or offtake agreement for the Fuels Project. Alternatively, the third tranche may become vested if Evolve achieves a total unitholder return of 250% for 60 consecutive days during the period commencing on January 1, 2024 and ending on December 31, 2025 or, in the discretion of the Board upon certain acquisitions by Evolve.

Failure to satisfy the performance conditions or continued status as an Eligible Person generally will result in the forfeiture of any unvested Restricted Units. However, the Restricted Units granted under each Inducement Award that are then unvested are subject to full acceleration upon a change of control, and pro rata acceleration upon termination of the recipient without cause or upon the death of the recipient. Unless the Restricted Units granted under the applicable Inducement Award are subject to acceleration, all Restricted Units that are then unvested shall become forfeited on the date the recipient ceases to be an officer, employee, consultant, or director of the General Partner, Evolve or any of their affiliates.

About Evolve Transition Infrastructure LP

Evolve Transition Infrastructure LP (NYSE American: SNMP) is a publicly-traded limited partnership formed in 2005 focused on the acquisition, development and ownership of infrastructure critical to the transition of energy supply to lower carbon sources.

Additional information about Evolve can be found in our documents on file with the SEC which are available on our website at www.evolvetransition.com and on the SEC’s website at www.sec.gov.

About HOBO Renewable Diesel, LLC

HOBO Renewable Diesel, LLC, is a developer of renewable fuels projects that convert agriculture feedstocks into renewable fuels such as renewable diesel and sustainable aviation fuel. HOBO is led by an experienced group of energy professionals who have demonstrated expertise across project development, engineering, operations, and financing, and the organization has partnered with a premier team of technology and engineering/construction companies as well as other advisors. For more information please visit http://hobord.com.

Contacts

Evolve

Charles Ward

Chief Financial Officer

ir@evolvetransition.com

(713) 800-9477

HOBO

Jonathan Hartigan

Chief Financial Officer

jhartigan@hobord.com

(713) 800-2910

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact, included in this press release are forward-looking statements. Any statements that refer to Evolve’s future strategy, future investments, future uses of capital, future operations, plans and objectives of management, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements in this press release may include, for example, statements about Evolve’s expected deployment of capital in support of the Fuels Project, the anticipated benefits of such project, Evolve’s ability to raise capital for purposes of funding the development of any renewable fuels project, the ability of the Offtake Condition to occur, the ability of the Fuels Project to achieve Financial Close or Commercial Operation, and other statements about Evolve or HOBO. In some cases, you can identify forward-looking statements by terminology such as “may,” “expect,” “plan,” “anticipate,” “believe,” “project,” or the negative of such terms or other similar expressions. These forward-looking statements are based on management’s current beliefs, expectations and assumptions regarding the future of Evolve’s business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Evolve and HOBO that may cause Evolve’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward looking statements. Therefore, you should not rely on any of these forward-looking statements. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and actual results may differ materially from those anticipated or implied in forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, please read Evolve’s filings with the SEC, with particular attention to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in Evolve’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, all of which are available on Evolve’s website at www.evolvetransition.com and on the SEC’s website at www.sec.gov. These cautionary statements qualify all forward-looking statements attributable to Evolve or persons acting on Evolve’s behalf. Except as otherwise required by applicable law, Evolve disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.